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                                                                    EXHIBIT 23.2


                  CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.


As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's reserve report dated December 31, 1999, as included in this Form S-3 registration statement for the sale of Harken common stock.


                                          Very truly yours,


                                          GAFFNEY, CLINE & ASSOCIATES, INC.


Houston, Texas


April 7, 2000